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                                                                     Exhibit 2.4
                                                                     -----------


                      EMPLOYEE INVESTMENT REPRESENTATION
                             AND LOCKUP AGREEMENT


CMG Information Services, Inc.
100 Brickstone Square
1st Floor
Andover, MA  01938

     Re: Proposed issuance of shares (the "Shares") of CMG Information Services, Inc. (the "Buyer") Common Stock, $0.01 par value per share (the "Common Stock"), in connection with the merger (the "Merger") of Accipiter, Inc. (the "Seller") and CMGI Acquisition Corporation ("Acquisition")

Ladies and Gentlemen:

     In connection with the proposed issuance of the Shares in the Merger, the undersigned (the "Investor") hereby represents, warrants and agrees as follows:

     1. The Investor has received and has had the opportunity to review certain information relating to the Buyer and the Merger, including, without limitation, copies of the following agreements and exhibits related to the Merger and the following statements and reports filed by the Buyer with the Securities and Exchange Commission (the "Commission"):

          (a) Form of Agreement and Plan of Merger dated April 8, 1998, among the Buyer, Acquisition, the Seller and certain stockholders of the Seller (the "Merger Agreement"), including the exhibits and schedules attached thereto;

          (b) The Buyer's Annual Report to Stockholders for the year ended July 31, 1997;

          (c) The Buyer's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998;

          (d) The Buyer's Current Report on Form 8-K filed with the Commission on December 29, 1997;

          (e) The Buyer's Proxy Statement, as filed with the Commission on November 12, 1997, for its Annual Meeting of Stockholders held on December 18, 1997.

     2. The Investor has checked the box below if he, she or it is an "Accredited Investor," as such term is defined in Section 501(a) or Regulation D
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          ("Regulation D") of the rules and regulations promulgated under the
          Securities Act of 1933, as amended (the "Securities Act"). If the Investor is not an Accredited Investor, he, she or it represents and warrants that either alone or with his, her or its purchaser representative(s) (as such term is defined in Section 501(h) of Regulation D) has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the Merger and a prospective investment in the Shares.

          "Accredited Investor shall mean any person who comes within any of the following categories,

          (a) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
               (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

          (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

          (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

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          (e)  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (g) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who meets the definition of a "purchaser representative" found in Rule 501(h) of Regulation D; and

          (h) Any entity in which all of the equity owners are Accredited Investors.

          [-] The Investor represents and warrants that he, she or it is an "Accredited Investor."

          If the Investor has engaged a purchaser representative, the Investor has checked the following box and indicated the name of such purchaser representative.

          [-]  __________________________

          The Investor has also attached all disclosure materials provided by such purchaser representative to the Investor describing any material relationship between the purchaser representative or his affiliates and the Buyer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

     3. The Investor has had an opportunity for a reasonable period of time to ask questions of and receive answers from the Buyer concerning the Buyer, the Shares and the terms and conditions of the transactions contemplated by the Merger, and the Investor has had an opportunity to obtain any additional information the Investor considered necessary to verify the accuracy of the information furnished in the documents listed in Section 1 above.

     4. Any Shares issued in the Merger that are distributed to the Investor will be so acquired by he, she or it for his, her or its own account and not on behalf of any other person. The Investor will be so acquiring the Shares for investment and not for distribution or with the intent to divide his, her or its participation with others or of selling, assigning, transferring or otherwise disposing of the Shares. It is understood that the Investor may make bona fide gifts or distributions (including, if the Investor is a partnership, to its partners) without

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          consideration or transfers by operation of law, so long as any donee or transferee agrees not to sell, transfer or otherwise dispose of the Shares except as provided herein.

     5.   The Investor understands that:

          (a) The Shares have not been registered by the Buyer under the Securities Act or any applicable state securities laws (the "State Acts"), and, therefore, the Shares cannot be sold or otherwise transferred unless either they are registered under the Securities Act and any applicable State Acts or an exemption from such registration is available.

               The Buyer has not made any representations to me that it will register the Shares under the Securities Act or the State Acts, except in the Registration Rights Agreement dated the date hereof.

          (b) The certificates evidencing the Shares will include the legend set forth below, which the Investor has read and understands:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT WITH THE CORPORATION WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.

          (c) By accepting the certificates bearing the aforesaid legend, the Investor agrees, prior to any transfer of the Shares represented by the Certificates, to give written notice to the Buyer expressing his, her or its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Buyer shall present copies thereof to its counsel and the following provisions shall apply:

                    (i) if, in the reasonable opinion of counsel acceptable to the Buyer, the proposed transfer of such Shares may be effected without registration of such Shares under the Securities Act and the State Acts, the Buyer shall promptly thereafter notify the stockholder desiring to transfer such Shares, whereupon such stockholder shall be entitled to transfer such Shares, all in accordance with the terms of the notice delivered by such stockholder to the Buyer and upon such further terms

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               and conditions as shall be required by the Buyer to ensure compliance with the Securities Act and the State Acts, and the Buyer will deliver, upon surrender of the certificate evidencing such Shares, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under the Securities Act and the State Acts; and

                    (ii) if, in the reasonable opinion of such counsel, the
               proposed transfer of such Shares may not be effected without registration of such Shares under the Securities Act and the State Acts, a copy of such opinion shall be promptly delivered to the stockholder who has proposed such transfer, and such proposed transfer shall not be made unless such registration is then in effect.

          (d) The Buyer may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent counsel for the Buyer considers it necessary to ensure compliance with the Securities Act and the State Acts.

     6. The Investor has knowledge and experience in financial and business matters, know of the high degree of risk associated with investments generally, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated. The Investor has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. THE INVESTOR CAN AFFORD A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT IN THE SHARES.

     7. The Investor understands that an investment in the Shares involves a substantial degree or risk, including, without limitation, matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Report on Form 10-Q for January 31, 1998. No representation has been made regarding the future performance of the Buyer or the future market value of the Shares.

     8. In order to induce the Buyer to enter into the Merger Agreement, the Investor hereby agrees that he, she or it will not, except with the prior written approval of the Buyer, directly or indirectly offer to sell, contract to sell or otherwise sell or dispose of any of the Shares, or engage in any other transaction which reduces the risks of ownership), for a period of six (6) months from the date hereof with respect to one hundred percent (100%) of the Shares, for a period of twelve (12) months from the date hereof with respect to ninety percent (90%) of the Shares and for a period of twenty-four (24) months from the date hereof with respect to forty-five percent (45%) of the Shares; provided, however, arrangements designed to limit normal market risk (such as a collar) are permitted so long as such arrangement does not adversely affect the

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          exemption from registration under the Securities Act relied upon by the Buyer in connection with its issuing the Shares in the Merger. The Investor agrees and consents to the entry of stop transfer instructions with the Buyer's transfer agent against the transfer of Shares held by the Investor except in compliance with the foregoing restrictions.

     9. The Investor recognizes that the issuance of Shares will be based to a material extent upon his, her or its representations, warranties and agreements set forth in this Agreement, and the Investor agrees on demand to indemnify and hold harmless the Buyer and each officer, director, stockholder, employee and affiliate thereof from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation the Investor has made in this Agreement, any breach by the Investor of any agreement contained in this Agreement, or arising out of the Investor's sale or distribution of any Shares in violation of the Securities Act, the State Acts or this Agreement. All representations, warranties and covenants and the indemnification contained in this Agreement shall survive this Agreement and the Investor's admission as a stockholder of the Buyer.

     10. This Agreement, together with the Registration Rights Agreement dated the date hereof, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, understandings and arrangements, if any, whether oral or written, between the parties hereto with respect to the subject mater hereof. The provisions of the Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. No provisions of this Agreement shall be amended without the express written consent of the parties hereto.

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             [SIGNATURE PAGE TO EMPLOYEE INVESTMENT REPRESENTATION
                             AND LOCKUP AGREEMENT]

     11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                              Sincerely,



                              ---------------------------------------
                              (Name of Investor)



                              ---------------------------------------
                              (Signature of Investor or Authorized Signatory)


                              _______________________________________
                              (Print Name of Authorized Signatory, if
                              applicable)


                              _______________________________________
                              (Authorized Signatory's Capacity, if applicable)


Date:  April 8, 1998
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     The following persons have signed an Employee Stockholder Investment
Representation and Lock-up Letter:

Ashley, Charles
Bagley, Kathleen
Bolick, Keith
Bradley, Scott
Browning, George R.
Burden, William C.
Buskirk, Martin C.
DeGuzman, Rodrigo
Edgar, Roger
Edwards, Douglas E.
Evans, Christopher
Foreman, Jane D.
Frey, Kip
Herring, Alexander M.
Jepson, Laraine
Jordan, Jeff
Kong, Kimo
Kong, Wendy
Kressley, Tom
Mellor, Marq
McClellan, Sean
Roach, Maribeth
Sands, Chip
Sands, Robert G.
Taylor, Guy
Turner, John, M.